DEED OF SETTLEMENT
(SETTLEMENT AGREEMENT)

This Settlement Agreement (this "***Agreement***") is made as of this 26 day of ~~November, 2015~~ February 2016, by and among Ryanair Limited, an Irish-registered limited liability company ("**Ryanair**"); AlwaysOnVacation, Inc., a Delaware corporation ("**AOV**"); and Monaker Group, Inc. a [insert State of incorporation] corporation ("**Monaker**").

Recitals

A. Ryanair has been awarded the total sums of STG£231,000.00 plus EUR€85,082.00 plus interest on both amounts in Irish arbitration proceedings against AOV ("the Award"). The arbitrator's decision which makes the Award is dated 4 September 2015 and a copy is appended as **Exhibit 1** to this Settlement Agreement.

B. Monaker is in the process of purchasing assets of AOV and, as part of this purchase process, wishes to resolve the outstanding debts of AOV which include the Award, and on this basis and in consideration of Ryanair not enforcing the Award against AOV and in consideration of the matters set out at Recital C below, is willing and has agreed to pay Ryanair the total sum of USD$125,000.00 (one hundred and twenty five thousand US dollars) ("**the Settlement Amount**"), to be paid in the following installments:-

a. USD$25,000.00 upon signature of this Settlement Agreement;
b. USD$25,000.00 on 31 January 2016;
c. USD$25,000.00 on 30 April 2016;
d. USD$25,000.00 on 31 July 2016; and
e. USD$25,000.00 on 30 October 2016.

all such installments to be received into Ryanair's nominated bank account by 5pm Irish Standard Time on the relevant dates specified above.

C. Monaker is in the process of developing an online accommodation booking platform, provisionally called its "alternative lodging platform". In consideration of the full payment of the Settlement Amount, Ryanair agrees to grant Monaker an audience with the appropriate head of department in Ryanair, on a no obligation basis, to discuss the alternative lodging platform in order to assess Ryanair's interest in using and/or providing access to the alternative lodging platform on Ryanair's website.

D. The payment of the Settlement Amount in full by Monaker to Ryanair will be in full and final discharge and settlement, without limitation, of the Award and of any and all claims as between Ryanair and AOV (including the claims made and identified in the above-identified arbitration proceedings which gave rise to the Award), and subject to the other terms and conditions of this Agreement. Both AOV and Monaker acknowledge that the Settlement Amount of USD$125,000.00 is a compromise of Ryanair's claims and its entitlement to the Award (and to enforcement of the Award) only under the circumstances provided herein, and that if the Settlement Amount is not paid as set forth herein, and without prejudice to Ryanair's other rights and entitlements under this Settlement Agreement, the full amount of the Award plus interest will remain due and owing to Ryanair.

E. AOV acknowledges and agrees as part of this Settlement Agreement that the Award is fully valid and enforceable against it, and if the Settlement Amount is not paid to it in full, then Ryanair shall be entitled to immediately enforce the Award against AOV.

F. AOV and Monaker desire, and Ryanair is willing under the terms and subject to the conditions hereinbefore and hereinafter set forth, to compromise and fully and finally settle all claims in connection with the Award and as identified and made in the arbitration proceedings which gave rise to the Award.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises of the parties hereto, the receipt and legal sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto represent, warrant, covenant and agree as follows:

1. Incorporation by Reference. The above recitals are incorporated herein by reference.

2. Payment to Claimant.

2.1 Subject to the terms and conditions of this Agreement, Monaker shall pay and Ryanair shall receive the Settlement Amount in the manner hereinafter set forth. Ryanair acknowledges and agrees that upon receipt of the Settlement Amount pursuant to Recital B and Section 2.2 herein, Ryanair's claims on foot of the Award shall be deemed to have been fully satisfied and further that (as between Ryanair and AOV) all claims identified and made in the arbitration proceedings that gave rise to the Award shall be and remain struck out and shall be deemed to have been fully and finally settled.

2.2 Monaker shall pay to Ryanair the Settlement Amount in installments by way of electronic funds transfer to the following bank account nominated by Ryanair: Barclay's Bank, Ryanair Limited #2 Account, Account No: 050709097, ABA Routing No: 026002574, Swift BIC: BARCUS33. In the event that the Settlement Amount or any installment of it is not paid, then Ryanair at its election may treat this Settlement Agreement as breached, and without prejudice to its rights, remedies and entitlements, may terminate this Settlement Agreement with immediate effect and may fully pursue the Settlement Amount against Monaker and the Award against AOV. AOV acknowledges and agrees that, even in the event of non-payment of the Settlement Amount by Monaker or breach of the terms of this Settlement Agreement and/or termination of the Settlement Agreement, the Award shall be fully valid and enforceable against it and that Ryanair shall be entitled to immediately enforce the Award against AOV.

2.3 Simultaneously with the execution of this Agreement and without prejudice to any other right or remedy that Ryanair may have against Monaker and/or AOV for breach of this Settlement Agreement, AOV shall execute a Statement of Confession of Judgment (the "Statement") in favor of Ryanair for the amount of the Award in the form attached hereto as **Exhibit 2** to this Settlement Agreement and return the original to Ryanair Limited, Airside Business Park, Swords, County Dublin. Counsel for AOV will execute the Attorney Declaration in Support of Statement Confessing Judgment (the "Attorney Declaration") in the form attached hereto as **Exhibit 3** and return the original to Ryanair Limited, Airside Business Park, Swords, County Dublin. This Agreement shall be null and void if the Statement and Attorney Declaration are not fully executed and provided to Ryanair. AOV understands and acknowledges that by executing the Statement, it is waiving its due process rights. In the event that Ryanair does not receive a due payment installment of the Settlement Amount (as set out in Recital B above) within three business days of the payment due date as set forth above, Monaker and AOV shall be in default of this Settlement Agreement. Upon occurrence of default, Ryanair shall provide written notice by overnight mail to AOV and/or Monaker. AOV and Monaker (as notified) shall have ten (10) calendar days from the date of mailing notice to cure the default. AOV and Monaker each agree that if it does not cure the default within this time period, Ryanair shall have the right to file the Statement and Attorney Declaration and seek entry of judgment against AOV. The Statement and Attorney Declaration shall be held in trust by Ryanair and not filed unless and until there is an uncured default in the payment obligations contained herein. In the event that all payments are made on a timely basis, the Statement will be returned to AOV following its request. If, for any reason, the court does not enter the judgment provided for in this section pursuant to the Statement, or if for any reason the Statement or resulting judgment is rendered void or unenforceable, Ryanair shall have the right (without prejudice to any other right or remedy against any party) to file an action for breach of this Settlement Agreement and/or to otherwise pursue its claims against AOV and/or Monaker.

3. Release.

3.1 By executing this Agreement, subject to and conditioned upon receipt of the Settlement

Amount by Claimant on or before 5pm, Irish time on the specified dates set out in Recital B above, Ryanair for itself, its current and former subsidiaries, affiliates, officers, directors, shareholders, employees, guarantors, agents and successors and assigns hereby releases, acquits and forever discharges AOV and its current and former subsidiaries, affiliates, officers, directors, shareholders, agents, employees, successors and assigns, and all other persons acting for or on behalf of AOV, of and from any and all manner of actions, causes of action, suits, debts, accounts, conveyances, agreements, damages, claims, demands, liabilities, costs and expenses, whatsoever (including attorneys' fees) in law or in equity, known or unknown, anticipated or unanticipated and howsoever arising or accruing, which Ryanair now has or may claim to have against the parties released, or any of them, or which shall or may have accrued prior to the date hereof, arising out of or relating to the Award and/or the claims as identified and made in the arbitration proceedings which gave rise to the Award, including, without limitation, any additional accrued interest or fees relating to the Award. By executing this Agreement, AOV, for itself, its current and former subsidiaries, affiliates, officers, directors, shareholders, employees, guarantors, agents and successors and assigns hereby releases, acquits and forever discharges Ryanair and its current and former subsidiaries, affiliates, officers, directors, shareholders, agents, employees, successors and assigns, and all other persons acting for or on behalf of Ryanair, of and from any and all manner of actions, causes of action, suits, debts, accounts, conveyances, agreements, damages, claims, demands, liabilities, costs and expenses, whatsoever (including attorneys' fees) in law or in equity, known or unknown, anticipated or unanticipated and howsoever arising or accruing, which Respondent now has or may claim to have against the parties released, or any of them, or which shall or may have accrued prior to the date hereof, arising out of or relating to any claims made against Ryanair in the arbitration proceedings which gave rise to the Award or howsoever arising, including, without limitation, any additional accrued interest or fees relating to the claims made in the arbitration proceedings which gave rise to the Award.

3.2 The parties agree that fair consideration has been given for this Agreement and fully understand their general release of claims and the negotiated terms of this Agreement.

3.3 Each of said releasing parties hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, if any so exist or are found to exist, which states:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor".

3.4 The parties hereto understand that the facts in respect of which the foregoing release is given may hereafter turn out to be different from the facts now known or believed to be true. The releasing parties hereby accept and assume the risk that those facts may ultimately be found to be different, and agree that the foregoing release shall be in all respects effective, and not subject to termination or rescission by virtue of any such factual differences.

4. AOV's and Monaker's Representations and Warranties. AOV and Monaker each represent, warrant and covenant that the recitals contained hereinabove are accurate in all material respects.

5. Ryanair's Acknowledgment. Ryanair acknowledges and agrees that the Award represents all amounts that AOV owes to Ryanair as of the date of this Agreement.

6. Confidentiality. No party to this Agreement will reveal its terms to anyone other than such party's professional advisers, agents and/or employees, or without the written consent of the other party, unless required by applicable law to enforce the terms hereof such as by filing the Statement of Confession of Judgment provided for in paragraph 2.3 above.

7. Miscellaneous.

7.1 Separability of Invalid Provisions. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of such provision(s) shall not affect any other provision of this Agreement, but this Agreement shall be construed as if the invalid or illegal or unenforceable provision had never been contained herein.

7.2 Governing Law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed and enforced exclusively by its terms and by Irish law. Each party irrevocably agrees that the Courts of Ireland shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). However, if Ryanair files the Confession of Judgment, the entry, enforcement and interpretation of that Confession of Judgment shall be governed by California law, and the courts of California shall have jurisdiction to enter, enforce and otherwise attend to the Confession of Judgment.

7.3 Notices. The giving of any notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. All notices which are required to be given hereunder shall be deemed to have been duly given when made in writing and shall be effective seven (7) days after deposit in the United States or Irish mail, postage prepaid, certified or registered mail, return receipt requested, one (1) day after delivery to an overnight courier for next day service, and immediately if given by hand or sent by telecopier, telex or facsimile (provided in the case of telecopier, telex or facsimile notice a written confirmation is sent certified or registered mail immediately following transmittal of such notice), and addressed to the other party at its address set forth on the signature page hereto.

7.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors, and permitted assigns and legal representatives.

7.5 Entire Agreement; Amendment. Subject to the provisions of Clause 2.2, this Agreement, along with any exhibits attached hereto, constitute and contain the entire agreement of the parties with respect to the subject matter hereof, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, regarding that subject matter. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to as provided herein in a writing signed by duly authorized representatives of the parties.

7.6 Headings. The captions of the sections of this Agreement are inserted for convenience only and shall not be construed so as to change the meaning of the provisions of this Agreement or the exhibits attached hereto.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. Transmission of an executed counterpart of this agreement (but for the avoidance of doubt not just a signature page) by (a) fax or (b) e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each party shall provide the others with the original of such counterpart within 10 working days of completion. No counterpart shall be effective until each party has executed and delivered at least one counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal and as a Deed on the date first above written.

Given under the Common Seal of and
Executed and Delivered as a **Deed** on behalf of
AlwaysOnVacation, Inc.,
a Delaware corporation
of 2303 Camino Ramon, Suite 170
San Ramon, CA 94583
United States of America
by [name] and [name],
being persons who, in accordance with the laws of that territory, are acting under the authority of AlwaysOnVacation, Inc.

Seal:

By: ____________________
Jeffrey Idso
Director
AlwaysOnVacation, Inc.

By: ____________________
[name]
Director
AlwaysOnVacation, Inc.

Given under the Common Seal of and
Executed and Delivered as a **Deed** on behalf of
Monaker Group, Inc.,
a Nevada corporation
2690 Weston Road, Suite 200
Weston, Florida 33331
United States of America
by [name] and [name],
being persons who, in accordance with the laws of that territory, are acting under the authority of Monaker Group, Inc.

Seal:

By: ____________________
[name] BILL KERBY
Director
Monaker Group, Inc.

By: ____________________
[name]
Director
Monaker Group, Inc.

Given under the Common Seal of and
Executed and Delivered as a **Deed** on behalf of
Ryanair Limited, a company incorporated in Ireland,
of Dublin Office, Airside Business Park,
Swords, County Dublin, Ireland
by **Michael O'Leary** and **Juliusz Komorek**,
being persons who, in accordance with the laws of that territory,
are acting under the authority of Ryanair Limited.

Seal:

By: ____________________
Michael O'Leary
Director and CEO
Ryanair Limited

By: ____________________
Juliusz Komorek
Company Secretary
Ryanair Limited

EXHIBIT 1

COPY OF ARBITATION AWARD

<u>**EXHIBIT 2**</u>

SUPERIOR COURT OF THE STATE OF CALIFORNIA

CONTRA COSTA COUNTY

In the Matter of the Confession of Judgment By ALWAYSONVACATION, INC., a Delaware corporation Defendant, In Favor of RYANAIR LIMITED a limited liability company, Plaintiff.	CASE NO. **CONFESSION OF JUDGMENT STATEMENT**

I, Jeffrey Idso declare under oath as follows:

1. I am the President and authorized representative of defendant AlwaysOnVacation, Inc. ("AOV"). I am duly qualified and authorized to act on behalf of AOV. I make this declaration and statement in support of AOV's confession of judgment.

2. I make this declaration on the basis of my own personal knowledge and belief, and if called upon. could and would competently testify to the matters under oath as set forth herein.

3. I hereby confess judgment in the above entitled cause in favor of plaintiff Ryanair Limited ("Ryanair") in the sums of STG£231,000.00 plus EUR€85,082.00 plus interest on both amounts. less credit for any payments made pursuant to the terms of the annexed Settlement Agreement the ("Settlement Agreement").

4. This confession of judgment is for a debt justly due and arises out of the following factual situation:

(a) Ryanair is a commercial airline. AOV owns and runs a website that is one of the world's largest vacation rental marketplaces and distribution networks. AOV maintains its principal place of business in San Ramon, California.

(b) Ryanair and AOV were parties to a Marketing Referral Agreement dated 29 January 2010, which Agreement was amended by letter dated 5 July 2010 and supplemented by an addendum agreement dated 10 October 2011 (collectively the "Contract"). Pursuant to the Contract, Ryanair provided AOV with marketing exposure on the Ryanair website, in return for which AOV would pay Ryanair a monthly minimum guarantee. A dispute arose over the minimum guarantee and other monies that were due to Ryanair by AOV under the Contract. Ryanair claimed that it was owed STG£204,919.33 pursuant to the terms of the Contract.

(c) Thus, Ryanair filed an arbitration proceeding against AOV in Ireland (the "Arbitration") seeking to collect amounts due under the Contract.

(d) The arbitrator issued a determination and made an award in favour of Ryanair on 4 September 2015, and awarded Ryanair contractual damages of STG£192,500, contractual interest of STG£38.500, together with legal costs of EUR€85,082, and interest pursuant to Irish statute entitled European Communities (Late Payments in Commercial Transactions) Regulations 2012.

5. In the event of default of the Settlement Agreement by Monaker Group, Inc., AOV agreed to confess judgment as stated in this Statement and in the attached Settlement Agreement. In the event of default by Monaker Group, Inc., AOV will owe to Ryanair the sums of STG£231,000.00 plus EUR€85,082.00 plus interest on both amounts. (being an amount in US dollars as at the date of 9 November 2015 of USD $440,699).

6. I, on behalf of AOV, hereby confess judgment herein and authorize entry thereof against AOV in the principal sum of $440,699 plus interest and all costs and expenses of collection, including attorneys' fees, together with statutory costs and disbursements, less credit for any payments made pursuant to the terms of the Settlement Agreement.

7. I admit, certify and agree that AOV owes STG£231,000.00 plus EUR€85,082.00 plus interest on both amounts to Ryanair, and that such amounts is present and justifiably due and owing to Ryanair subject to any offsets and credits pursuant to the Settlement Agreement.

8. AOV's attorney has reviewed this confession of judgment, advised me of AOV's rights, and has advised AOV to confess judgment (per the Attorney's Declaration in Support of Defendants' Confession of Judgment/Statement) on behalf of AOV.

9. I, on behalf of AOV, authorize this Statement to be filed, and for judgment to be entered, in any court of competent jurisdiction, including the Superior Court for the State of California, County of Contra Costa in the amount of STG£231,000.00 plus EUR€85,082.00 plus interest on both amounts subject to any offsets and credits pursuant to the Settlement Agreement. I have reviewed the Proposed Judgment Pursuant to Confession attached hereto and authorize it to be entered against AOV, or for judgment to be entered in a form approved by the Court or clerk.

10. AOV hereby waives any and all rights of trial, whether by arbitrator, jury or by judge, to present evidence and to present and cross-examine witnesses.

11. I swear under penalty of perjury that the foregoing is true and correct. This Confession of Judgment was executed in San Ramon, California on November ____ , 2015.

ALWAYSONVACATION, INC.

By: [signature]

VERIFICATION

I, Jeffrey Idso make this verification on behalf of AlwaysOnVacation, Inc. and am duly authorized to make the statements contained herein, and act on its behalf. I have read the foregoing statement and know the contents thereof. The same is true of my own knowledge.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date: November ______, 2015

By: ______________________

SUPERIOR COURT OF THE STATE OF CALIFORNIA

CONTRA COSTA COUNTY

In the Matter of the Confession of Judgment By ALWAYSONVACATION, INC., a Delaware corporation Defendant, In Favor of RYANAIR LIMITED a limited liability company, Plaintiff.	CASE NO. **PROPOSED JUDGMENT PURSUANT TO CONFESSION**

Having considered the Confession of Judgment Statement and the Attorney's Declaration in Support of Confession of Judgment Statement and all other documents filed herein,

IT IS ORDERED, ADJUDGED AND DECREED that:

1. Judgment shall be, and hereby is, entered in favor of RYANAIR LIMITED, a limited liability company, and ALWAYSONVACATION, INC., a Delaware corporation in the amount of [recite amount in US dollars] plus attorney's fees and costs incurred in enforcing this Judgment.

2. This Judgment shall bear interest from the date of entry at the legal rate.

IT IS SO ORDERED

Date:______________________________

EXHIBIT 3

SUPERIOR COURT OF THE STATE OF CALIFORNIA

CONTRA COSTA COUNTY

In the Matter of the Confession of Judgment By ALWAYSONVACATION, INC., a Delaware corporation, Defendant, In Favor of RYANAIR LIMITED a limited liability company, Plaintiff.	Case No.: **ATTORNEY'S DECLARATION IN SUPPORT OF CONFESSION OF JUDGMENT STATEMENT**

I, Scott Jordan, declare:

1. I am attorney at law independently representing ALWAYSONVACATION, INC. ("Defendant"), a Delaware Corporation, the party confessing judgment in the above-entitled cause.

2. I further declare that I have examined the Confession of Judgment Statement and Proposed Judgment Pursuant to Confession and have advised Defendant with respect to the waiver of rights and defenses under the confession of judgment procedure and have advised Defendant to utilize the confession of judgment procedure.

I declare under penalty of perjury in accordance with the laws of the State of California that the foregoing is true and correct.

Dated: January 6, 2016

DUNNING LAW FIRM

Scott Jordan
Attorneys for Defendant,
ALWAYSONVACATION, INC.

18 Crow Canyon Court, Suite 280
San Ramon, CA 94583
(925) 406-4581